As filed with the U.S. Securities and Exchange Commission on April 11, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF

SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ETF Opportunities Trust

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

See below

(I.R.S. Employer Identification No.)

ETF Opportunities Trust

8730 Stony Point Parkway, Suite 205

Richmond, VA 23235

Title of each class of securities to be so registered	Name of each exchange on which each class is to be registered
Tuttle Capital TSLA 0DTE Covered Call ETF	Cboe BZX Exchange, Inc
Tuttle Capital NVDA 0DTE Covered Call ETF	Cboe BZX Exchange, Inc
Tuttle Capital MSTR 0DTE Covered Call ETF	Cboe BZX Exchange, Inc

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-171987

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Tuttle Capital TSLA 0DTE Covered Call ETF, Tuttle Capital NVDA 0DTE Covered Call ETF, and Tuttle Capital MSTR 0DTE Covered Call ETF, each a series of ETF Opportunities Trust (“the Trust”) to be registered, is hereunder incorporated by reference to the description contained in Post-Effective Amendment No. 245 under the Securities Act of 1933, as amended and Amendment No. 247 under the Investment Company Act of 1940, as amended , to the Trust’s Registration Statement on Form N-1A (File Nos. 333-234544 and 811-23439), as filed with the U.S. Securities and Exchange Commission (“SEC”) via EDGAR on March 28, 2025.

The series to which this filing relates and its respective Employer ID Number is as follows:

Title of Each Class of Securities to be Registered	IRS Employer ID Number
Tuttle Capital TSLA 0DTE Covered Call ETF	33-3249759
Tuttle Capital NVDA 0DTE Covered Call ETF	33-3249898
Tuttle Capital MSTR 0DTE Covered Call ETF	33-3250041

Item 2. Exhibits

1.	The Trust’s Certificate of Trust is included as exhibit (a)(1) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-234544; 811-23429) as filed on June 15, 2020 and incorporated here in reference.

2.	The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-234544; 811-23429) as filed on June 15, 2020 and incorporated here in reference.

3.	The Trust’s By-Laws are included as Exhibit b to be Pre-Effective Amendment No. 1 to the Registrant’s Statement on Form N-1A (File Nos. 333- 234544; 811-23429) as filed on June 15, 2020 and incorporated here in reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 11, 2025	ETF Opportunities Trust

	By:	/s/ Karen Shupe